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                      [Letterhead of Preston Gates & Ellis]


                                  July 29, 1997


Shareholders of Labor Ready, Inc.


     Re:  Date of Annual Meeting of Shareholders

Dear Shareholder:

     We wanted to call to your attention an error and ambiguity in the Proxy Statement for the date of the Company's Annual Meeting of Shareholders. THE MEETING WILL BE HELD ON WEDNESDAY, AUGUST 13, 1997 (not Tuesday as incorrectly stated in the Proxy Statement) at the Company's old headquarters building at 2156 Pacific Avenue, Tacoma, WA. We apologize for any inconvenience and hope you will be able to attend.

                                        Sincerely,



                                        Mark R. Beatty
                                        Counsel to Labor Ready, Inc.

MRB:mrb